SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        First Clover Leaf Financial Corp.
                        ---------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                  Maryland                            20-4797391
----------------------------------------     ----------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)



300 St. Louis Street, Edwardsville, Illinois                          62025
---------------------------------------------                         -----
(Address of Principal Executive Offices)                           (Zip Code)

 If this form relates to the                  If this form relates to the
 registration of a class of securities        registration of a class of
 pursuant to Section 12(b) of the             securities pursuant to Section
 Exchange Act and is effective                12(g) of the Exchange  Act and is
 pursuant to General Instruction              effective pursuant to General
 A.(c), please check the following            Instruction A.(d),please check the
 box.[ ]                                      following box. [X]

     Securities Act registration statement file number to which this form relates: 333-132423

     Securities to be registered pursuant to Section 12(b) of the Act.

           None                                           N/A
     ------------------                        -------------------------------
      (Title of Class)                         (Name of Each Exchange on Which
                                               Each Class is to be Registered)


     Securities to be registered pursuant to Section 12(g) of the Act:


                     Common Stock, par value $0.10 per share
                     ---------------------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
----------------------------------------------------------------

     For a description of the Registrant's securities, reference is made to "Our Dividend Policy," "The Conversion," "Description of Capital Stock of First Clover Leaf Following the Conversion," and "Restrictions on Acquisition of First Clover Leaf" in the Registrant's Registration Statement on Form SB-2 (File No. 333-132423), as filed March 14, 2006 and as amended on May 5, 2006 (the "Form SB-2"), which is hereby incorporated by reference. For a description of the provisions of the Registrant's Articles of Incorporation and Bylaws, reference is made to "Description of Capital Stock of First Clover Leaf Following the Conversion," and "Restrictions on Acquisition of First Clover Leaf" in the Form SB-2.

Item 2.  Exhibits.
-----------------

     1. Registration Statement on Form SB-2 (Registration Number 333-132423) as filed March 14, 2006 and as amended on May 5, 2006 (the "Form SB-2"), is hereby incorporated by reference.

     2. Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form SB-2).

     3.   Bylaws (incorporated by reference to Exhibit 3.2 of the Form SB-2).

     4. Form of Common Stock Certificate (incorporated by reference to Exhibit 4 of the Form SB-2).

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            FIRST CLOVER LEAF FINANCIAL CORP.



Date:   July 6, 2006                   By: /s/ Larry W. Mosby
                                           -------------------------------------
                                           Larry W. Mosby
                                           President and Chief Executive Officer